Exhibit 23

Consent of Independent Certified Public Accountants

Gristede's Foods, Inc.
New York, New York

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 dated January 23, 1996 of our report, relating to the consolidated financial statements appearing in the Company's Annual Report on Form 10-K for the fiscal year ended November 28, 1999.


/s/ BDO Seidman, LLP

BDO Seidman, LLP

New York, New York

June 9, 2000